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Exhibit 1.1

4,000,000 Shares
Philadelphia Suburban Corporation
Common Stock
($.50 Par Value)

UNDERWRITING AGREEMENT

August 18, 2003

UBS Securities LLC
A.G. Edwards & Sons, Inc.

As Representatives of the
    several Underwriters

c/o
UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

        Philadelphia Suburban Corporation, a Pennsylvania corporation (the "Company"), proposes to sell to the underwriters (the "Underwriters") named in Schedule I hereto, for whom you are acting as Representatives (the "Representatives") an aggregate of 4,000,000 shares of the Company's Common Stock, $.50 par value (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 600,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

        As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

        In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.
Representations and Warranties of the Company.

(a)
The Company represents and warrants to each of the Underwriters as follows:

(i)
The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 333-104290), including a prospectus, relating to the Company's securities in conformity with the Securities Act of 1933, as amended (the "Act") and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Shares pursuant to Rule 424 under the Act. The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus dated April 25, 2003 included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    (ii)
    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the significant subsidiaries of the Company as listed on Schedule II (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and of the Subsidiaries taken as a whole (a "Material Adverse Effect"). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding, other than those described in the Registration Statement or described in any document incorporated by reference therein.

    (iii)
    The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof, other than those described in the Registration Statement or described in any document incorporated by reference therein. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

    (iv)
    All of the Shares conform in all material respects to the description thereof contained in or incorporated by reference in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

    (v)
    The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. As of the date it became effective under the Act, the Registration Statement contained, and the Prospectus and any amendments or supplements thereto will contain, as of the date the Prospectus, such amendment or supplement is filed with the Commission, all statements which are required to be stated therein by, and conforms to, or will conform to, as the case may be, the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time they became effective or were or will be filed with the Commission, as the case may be, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the date it became effective, contain, and any amendment thereto will not, as of the date it becomes effective, contain, any untrue statement of a material fact and did not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto, as of the date the Prospectus, such amendment or supplement is filed with the Commission do not contain, and will not contain, any untrue statement of material fact, and do not omit and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof.

    (vi)
    The consolidated financial statements of the Company and its subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein in all material respects, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement present fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the company.

    (vii)
    PricewaterhouseCoopers LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

    (viii)
    There are no legal or governmental proceedings pending to which the Company or the Subsidiaries is a party or of which any property of the Company or the Subsidiaries is the subject that are required to be disclosed in the Registration Statement that are not so disclosed as required; and to the Company's knowledge, no such proceedings are threatened or contemplated.

    (ix)
    Each of the Company and the Subsidiaries has good and marketable title to all of their respective properties and assets reflected in the consolidated financial statements hereinabove described except where the failure to have such title would not have a Material Adverse Effect, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement or which are not material in amount. Each of the Company and the Subsidiaries occupies its leased properties under valid and existing leases, with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

    (x)
    Each of the Company and the Subsidiaries has filed all material Federal, State, local and foreign tax returns, or has filed for extensions of the due dates for such returns which have been required to be filed and paid all taxes indicated by such returns and all assessments received by it or any of them to the extent that such taxes have become due, or has received timely extensions thereof, other than any taxes which the Company or any Subsidiary is contesting in good faith. The Company does not know of any actual or proposed additional material tax assessments.

    (xi)
    Since the respective dates as of which information is given or incorporated by reference in the Registration Statement, as it may be amended or supplemented, except as described therein or in such incorporated information, there has not been any change or any development that has had or will have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. Each of the Company, Pennsylvania Suburban Water Company and Consumers Water Company has no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

    (xii)
    Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its Charter or By-Laws, or (ii) under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the Charter or By-Laws of the Company or any law, order, rule or regulation judgement, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except where such breach or default would not, except with respect to the Charter or By-laws individually or in the aggregate, have a Material Adverse Effect.

    (xiii)
    The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

    (xiv)
    Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or

      such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

    (xv)
    Each of the Company and the Subsidiaries holds, has obtained or meets the requirements for all material licenses, certificates and permits, consents, orders, approvals and other authorizations from governmental authorities which are necessary to the conduct of their businesses and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where the lack thereof would not have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any actual written notice of any proceeding relating to revocation or modification of any such material license, permit, certificate, consent, order, approval or other authorization that would materially interfere with its ownership or lease, as the case may be, or the operation of its properties or the carrying on of its business as conducted on the date hereof, except as described in the Registration Statement and the Prospectus or as would not have a Material Adverse Effect; and each of the Company and its subsidiaries is in material compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.

    (xvi)
    Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

    (xvii)
    Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will be an "investment company" or an entity "controlled" by an "investment company" within the meaning of such terms under the Investment Company Act of 1940, (as amended, the "1940 Act") and the rules and regulations of the Commission thereunder.

    (xviii)
    The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that in all material respects (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    (xix)
    The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks relative to the conduct of their respective businesses as currently conducted and the value of their respective properties and as is reasonable and customary for companies engaged in similar businesses, except with respect to AquaSource Utility, Inc. where the failure by AquaSource Utility, Inc. to carry or be covered by such insurance would not have a Material Adverse Effect.

    (xx)
    There are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which are likely to have a Material Adverse Effect.

    (xxi)
    Except as described in the Registration Statement or any of the documents incorporated by reference therein, the Company and each of its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received or meets the requirements for all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement or any of the documents incorporated by reference therein, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries under any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

    (xxii)
    In the ordinary course of its business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and each of its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as described in the Registration Statement or any of the documents incorporated by reference therein, on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

    (xxiii)
    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

    (xxiv)
    The Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

2.
Purchase, Sale and Delivery of the Firm Shares.

(a)
On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a net purchase price of $22.581 per share (representing the public offering price of $23.400 per share less underwriting discounts and commissions of $0.819 per share), the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b)
Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company against delivery of the Firm Shares therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York New York ("DTC") at 10:00 a.m., New York time, on August 21, 2003 or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

(c)
In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. No Option Shares shall be sold or delivered by the Underwriters unless the Firm Shares previously have been, or simultaneously with the Option Shares are, sold and delivered. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such Option Shares are to be delivered. The time and date at which the Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three full business days after written notice of the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds to an account designated by the Company for the Option Shares against delivery of the Option Shares through the facilities of DTC.

3.
Offering by the Underwriters.

        It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

        It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.
Covenants of the Company.

(a)
The Company covenants and agrees with each of the Underwriters that:

(i)
The Company will (A) use its best efforts to cause the Registration Statement to remain effective and to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(ii)
The Company will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(iii)
The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(iv)
The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of the Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. Upon request, the Company will deliver to the Representatives at or before the Closing Date, one signed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith and all documents incorporated by reference therein, and will deliver to the Underwriters such additional copies of the Registration Statement and all amendments thereto, as the Representatives may reasonably request.

    (v)
    Within the time during which a prospectus relating to the Shares is required to be delivered under the Act, the Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

    (vi)
    The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

    (vii)
    The Company shall not (a) issue, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC any registration statement relating to, any additional shares of its common stock or securities convertible into or exchangeable or exercisable for any shares of its common stock, enter into a transaction which would have the same effect or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or (b) grant any options whatsoever in respect of its shares, except grants of employee stock options pursuant to the terms of a plan in effect on the date of this Agreement, in each case for a period of 90 days after the date of this Agreement, without the prior written consent of UBS Securities LLC. The foregoing restrictions shall not apply to any grants of stock options or restricted stock pursuant to the terms of an equity compensation or similar plan in effect on the date hereof, the issuance by the Company of up to 50,000 shares of Common Stock under the Company's shelf registration statements in connection with acquisitions, the issuance by the Company of up to 1,500,000 shares of Common Stock issued more than 60 days after the date hereof in connection with acquisitions (or to raise funds for acquisitions) or the issuance of shares under the Company's Dividend Reinvestment and Direct Stock Purchase Plan.

    (viii)
    The Company will cause each executive officer and director of the Company to furnish to you, on or prior to the Closing Date, a letter or letters, in form and substance satisfactory to the Underwriters ("Lockup Agreements"), pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of UBS Securities LLC; provided, however, that such restriction shall not apply to sales by such persons of up to 25,000 shares of Common Stock of the Company in the aggregate that occur more than 30 days after the date hereof or sales to the Company in connection with the exercise of options.

    (ix)
    The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus.

    (x)
    The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

    (xi)
    The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

    (xii)
    The Company will not take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

    (xiii)
    The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

5.
Costs and Expenses.

        The parties agree that the Underwriters shall not be responsible for the following expenses (1) accounting fees of the Company; (2) the fees and disbursements of counsel for the Company; (3) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement and the Prospectus, and any supplements or amendments thereto; (4) the filing fees of the Commission; (5) the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; (6) the Listing Fee of the New York Stock Exchange; and (7) the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. Any transfer taxes imposed on the sale of the Shares to the respective Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws described above) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.
Conditions of Obligations of the Underwriters.

        The several obligations of each of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

  (a)
  Any and all filings required by Rule 424 under the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

  (b)
  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of Morgan, Lewis & Bockius LLP ("Morgan Lewis"), counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

  (i)
  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of Pennsylvania Suburban Water Company ("PSWC") and Consumers Water Company ("CWC") has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole; and the outstanding shares of capital stock of each of PSWC and CWC have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of each of PSWC and CWC is owned free and clear of all liens, encumbrances and equities and claims.

  (ii)
  The authorized shares of the Company's Common Stock have been duly authorized; the outstanding shares of the Company's Common Stock, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform in all material respects as to legal matters to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, conform to the requirements of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"); the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement, and no preemptive rights of shareholders exist with respect to any of the Shares or the issue or sale thereof arising under the Company's Charter, By-laws or the PBCL.

    (iii)
    Based upon the oral advice of a member of the Staff of the Commission, the Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

    (iv)
    The Registration Statement, as of the date it became effective, the Prospectus and each amendment or supplement thereto and document incorporated by reference therein, as of each of their respective dates, comply as to form in all material respects with the requirements of the Act or the Exchange Act as applicable and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules incorporated by reference therein).

    (v)
    The statements under the caption "Description of Capital Stock" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

    (vi)
    Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required, and to counsel's knowledge, such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

    (vii)
    Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.

    (viii)
    The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not violate or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or By-Laws of the Company, or any material indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound and which is known to such counsel.

    (ix)
    This Agreement has been duly authorized, executed and delivered by the Company.

    (x)
    No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

    (xi)
    The Company is not and after giving effect to the offering and the sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of such terms under the 1940 Act and the rules and regulations of the Commission thereunder.

            In rendering such opinion Morgan Lewis may rely as to matters governed by the laws of states other than Pennsylvania, New York or Federal laws on local counsel in such jurisdictions, provided that in each case Morgan Lewis shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, the Underwriters shall receive a statement from such counsel to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein), and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Morgan Lewis may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

  (c)
  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of Roy H. Stahl, Esq., Executive Vice President—General Counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

  (i)
  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Pennsylvania, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or in which the failure to qualify would have a Materially Adverse Effect; and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of each of the Subsidiaries is owned free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

  (ii)
  Except as described in or contemplated by the Prospectus or the documents incorporated by reference therein, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus or the documents incorporated by reference therein, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

    (iii)
    Each of the Company and the Subsidiaries owns, possesses, has obtained or meets the requirements for all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof except where the lack thereof would not have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any actual written notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization that would materially interfere with its ownership or lease, as the case may be, or the operation of its properties or the carrying on of its business as conducted on the date hereof, except as described in the Registration Statement and the Prospectus or as would not a Material Adverse Effect; and to the best of his knowledge, each of the Company and the Subsidiaries is in material compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus except where such noncompliance would not have a Material Adverse Effect.

  (d)
  The Representatives shall have received from Davis Polk & Wardwell ("Davis Polk"), counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraph (ix) of Paragraph (b) of this Section. In rendering such opinion Davis Polk may rely as to all matters governed other than by the laws of the State of New York or Federal laws on the opinion of counsel referred to in Paragraph (b) of this Section. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the date hereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date hereof and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Davis Polk may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

  (e)
  You shall have received, on the Closing Date and, if applicable, the Option Closing Date, a letter dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

  (f)
  The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of Nicholas DeBenedictis, President and Chairman of the Company, and David Smeltzer, Chief Financial Officer of the Company, solely in their respective capacities as such, to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

  (i)
  The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and, to his knowledge after due inquiry, no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the Commission;

  (ii)
  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

  (iii)
  All filings required to have been made pursuant to Rule 424 under the Act have been made by the Closing Date or the Option Closing Date as and when required by such rules;

  (iv)
  He has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

  (v)
  Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any change or any development that has had or will have a Material Adverse Effect.

  (g)
  The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

  (h)
  The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the New York Stock Exchange. The Lockup Agreements described in Section 4(a)(viii) are in full force and effect.

        The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Davis Polk, counsel for the Underwriters.

        If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

        In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.
Conditions of the Obligations of the Company.

        The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing

Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.
Indemnification.

(a)
The Company agrees:

(1)
to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; and

(2)
to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)
Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i)  any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

  (c)
  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

  (d)
  To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

  (e)
  In any proceeding relating to the Registration Statement, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

  (f)
  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.
Default by Underwriters.

        If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as Representatives will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of any non-defaulting Underwriter or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as the Company or you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.
Notices.

        All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention: Syndicate Manager.

    To the Company:

    Philadelphia Suburban Corporation
    762 W. Lancaster Avenue
    Bryn Mawr, PA 19010
    Attention: Roy H. Stahl, Esq.
    Executive Vice President and General Counsel
    Fax: (610) 645-1061

    with a copy to:

    Morgan, Lewis & Bockius LLP
    1701 Market Street
    Philadelphia, PA 19103
    Attention: Richard A. Silfen, Esq.
    Fax: (215) 963-5001

11.
Termination.

        This Agreement may be terminated by you, as Representatives, by written notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development occurs that has had a Material Adverse Effect (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion would create a Material Adverse Effect (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company's common stock by the New York Stock Exchange, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

  (b)
  as provided in Sections 6 and 9 of this Agreement.

        Any such termination shall be without liability of any party to any other party except that the provisions of Section 5 and 8 hereof shall at all times be effective.

12.
Successors.

        This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.
Information Provided by Underwriters.

        The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus Supplement consists of following information set forth under the caption "Underwriting" in the Prospectus Supplement: the fourth paragraph (beginning "The underwriters may..."), the second, third and fourth sentence of the seventh paragraph (beginning "We have been advised..."), the eleventh paragraph (beginning "The representatives have advised us..."), the twelfth paragraph (beginning "In connection with this offering..."), the thirteenth paragraph (beginning "Short sales..."), the fourteenth paragraph (beginning "Naked short sales..."), the fifteenth paragraph (beginning "Stabilizing..."), the sixteenth paragraph (beginning "The underwriters may..."), the seventeenth paragraph (beginning "Purchases to cover..."), the phrase "this offering will be conducted in accordance with NASD Conduct Rule 2710(c)(8)" in the nineteenth paragraph and the twentieth paragraph (beginning "In connection with this...").

14.
Miscellaneous.

        The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

15.
Submission to Jurisdiction

        Except as set forth below, no claim arising out of or in any way relating to this Agreement may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

* * *

        If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours, PHILADELPHIA SUBURBAN CORPORATION
By:	/s/ NICHOLAS DEBENEDICTIS Name: Nicholas DeBenedictis Title: Chairman and President

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

UBS SECURITIES LLC A.G. EDWARDS & SONS, INC.
By:	UBS SECURITIES LLC
By:	/s/ SCOTT DEGHETTO Name: Scott DeGhetto Title: Executive Director
By:	/s/ JOHN A. COLELLA Name: John A. Colella Title: Director

On behalf of the Underwriters listed in
Schedule I hereto

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Shares to be Purchased
UBS Securities LLC	1,600,000
A.G. Edwards & Sons, Inc.	1,400,000
Thomas Weisel Partners LLC	500,000
Janney Montgomery Scott LLC	300,000
J.J.B. Hilliard, W.L. Lyons, Inc.	200,000

Total	4,000,000

SCHEDULE II

Significant Subsidiaries

Pennsylvania Suburban Water Company
Consumers Water Company
AquaSource Utility, Inc.

QuickLinks

  Exhibit 1.1
SCHEDULE I
SCHEDULE II